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                                                                    EXHIBIT 23.3


                        CONSENT OF EQUITY PARTNERS, LTD.


     We hereby consent to the use of our name and to the description of our opinion letter dated April 4, 1996, under the captions "SUMMARY -- Opinion of ADT's Financial Advisor" and "THE MERGER AND RELATED MATTERS -- Opinion of ADT's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to the joint proxy statement/prospectus of American Dental Technologies, Inc. and Texas Airsonics, Inc., which joint proxy statement/prospectus is part of the Registration Statement on Form S-4 of American Dental Technologies, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         EQUITY PARTNERS, LTD.






June 21, 1996